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                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts,
Trilogy Advisors Baby Boom Economy Portfolio, 2002 Series A:

We consent to the use of our report dated February 25, 2002, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                                             /s/ KPMG LLP

New York, New York
February 25, 2002